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                                                                     EXHIBIT 8.1

                     JONES, DAY, REAVIS & POGUE LETTERHEAD

                                 June 24, 1996

Citicasters Inc.
One East Fourth Street
Cincinnati, Ohio 45202

    Re:  Proxy Statement/Prospectus of Jacor
       Communications, Inc. and Information
       Statement of Citicasters Inc.
       -------------------------------------------

Dear Sirs:

    We have acted as counsel to Citicasters Inc. in connection with the Registration Statement on Form S-4, to which this opinion appears as Exhibit 8.1, which includes the Proxy Statement/Prospectus of Jacor Communications, Inc. and Information Statement of Citicasters Inc. Unless otherwise indicated, any defined term used herein shall have the same meaning as in the Proxy Statement/ Information Statement/Prospectus. We hereby confirm that the statements attributed to us in the Proxy Statement/Information Statement/Prospectus under the heading "The Merger -- Certain Federal Income Tax Consequences" constitute our opinion with respect to certain of the material federal income tax consequences of the Merger.

    We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Proxy Statement/ Information Statement/Prospectus constituting part of the Registration Statement.

                                          Very truly yours,

                                          Jones, Day, Reavis & Pogue